UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 5, 2010
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
325 West Main St., Suite #240, Lexington, Kentucky	40507
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(859) 266-9772

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As further described in the issuer’s Current Report on Form 8-K filed August 5, 2010, on July 30, 2010, Medical Office Software, Inc. (“MOS”), a Florida corporation and a subsidiary of VHGI Holdings, Inc., a Delaware corporation (“VHGI”), entered into an asset purchase agreement (the “Purchase Agreement”) with MOS Acquisition, LLC, a Florida limited liability company (“Purchaser”), pursuant to which VHGI sold to Purchaser, for a total purchase price of $1,300,000, certain assets of MOS (the “Assets”).

The purchase price consisted of (i) $300,000 in cash (the “Cash Consideration”); (ii) a secured promissory note in the principal amount of $1,000,000 (the “MOS Note”); and (iii) a warrant with a five-year exercise period which provides the right to purchase up to 1% of the equity of the Purchaser.

The MOS Note, which was secured by a security interest in the Purchased Assets, carried an interest rate of 6% per annum, and provided for an initial $100,000 payment due August 2, 2010 (the “Initial Payment”), with the remaining principal and interest due on September 30, 2010 (the “Final Payment”).  Per the terms of the MOS Note, if the Purchaser failed to make the Final Payment by September 30, 2010, ownership and title of the Assets were to immediately vest in MOS, with the holder of the MOS Note remaining entitled to exercise and enforce its rights under the MOS Note.

By letter dated September 30, 2010, the Purchaser received notice that it had failed to timely deliver the Final Payment, and that if the Final Payment were not received by MOS on or before October 4, 2010, it would constitute an uncured default under the terms of the MOS Note.  As of October 5, 2010, the Final Payment had not been received by MOS. As such, effective October 5, 2010, MOS has (i) taken all ownership and title to the Assets per the terms of the MOS Note, (ii) retained both the Cash Consideration and the Initial Payment, together with any other payments received under the MOS Note, and (iii) reserved the right to exercise any and all of its other rights and remedies under the MOS Note.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1
Purchase Agreement, dated July 30, 2010, by and between Medical Office Software, Inc., VHGI Holdings, Inc. and MOS Acquisition, LLC (incorporated by reference to Exhibit 10.1 of the issuer’s Current Report on 8-K filed August 5, 2010).

10.2	Secured Promissory Note dated July 30, 2010 (incorporated by reference to Exhibit 10.2 of the issuer’s Current Report on 8-K filed August 5, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	October 12 , 2010
By:		/s/ Scott A. Haire
Name		Scott A. Haire
Title:		Chief Executive Officer